EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Independent Bank Corporation:

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 “Registration Statement of Independent Bank Corporation” of our report dated March 7, 2018 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Independent Bank Corporation for the year ended December 31, 2017.

/s/ Crowe Horwath LLP

Grand Rapids, Michigan

April 2, 2018